Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP Four Embarcadero Center, 17th Floor San Francisco, California 94111-4109 415.434.9100 main 415.434.3947 fax www.sheppardmullin.com

November 1, 2019

Board of Directors
Giga-tronics Incorporated

5990 Gleason Drive

Dublin, CA 94568

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Giga-tronics Incorporated, a California corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement of the Company on Form S-1 (Registration No. 333-233987 as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to a proposed underwritten public offering (the “Offering”) of (1) up to $3,000,000 shares of the common stock of the Company (the “Common Shares”), (2) a warrant to purchase up to $60,000 shares of Common Stock of the Company to be issued to the underwriter in the Offering (the “Underwriter’s Warrant”) and (3) up to $60,000 shares of Common Stock of the Company issuable pursuant to the Underwriter’s Warrant (the “Warrant Shares” and, together with the Common Shares and the Underwriter’s Warrant, the “Securities”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Securities.

We examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to any facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Our opinion set forth below with respect to the validity and binding effect of the Underwriter's Warrant may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

November 1, 2019

Based upon and subject to the foregoing, we are of the opinion that:

1. The Common Shares have been duly authorized by the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus will be validly issued, fully paid and non-assessable.

2. The Underwriter’s Warrant has been duly authorized and when issued in the manner described in the Registration Statement and the Prospectus will be a binding obligation of the Company.

3. The Warrant Shares have been duly authorized and, if issued upon exercise of the Underwriter’s Warrant in accordance with the terms of the Underwriter’s Warrant, would be duly authorized, validly issued, fully paid and nonassessable.

This opinion letter is limited to the General Corporation Law of the State of California, including all applicable statutory provisions and reported judicial decisions interpreting these laws. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Sheppard Mullin Richter & Hampton LLP Sheppard Mullin Richter & Hampton LLP